UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

SAN WEST, INC.

(Exact name of registrant as specified in its charter)

California	000-28413	77-0481056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Mission Gorge Road, Santee, CA	92071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 258-8770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 30, 2010, San West, Inc. (the “Company”) received comments from the Securities and Exchange Commission (“SEC”) related to our fiscal year 2009 and related Form 10-K and quarterly Form 10-Q for the three months ended September 30, 2010.  The Company issued a response to the SEC on January 10, 2011.  On January 28, 2011, the Company received additional comments related to our January 10, 2011 response.  As a result of the January 28, 2011 SEC comments and after discussion with the Board of Directors, our auditor L.L. Bradford & Company, LLC (“LL Bradford”) advised us that disclosure should be made to prevent future reliance on our previously issued financial statements as filed with the SEC on Form 10-K for the year ended December 31, 2009 and for the quarterly periods ended June 30, 2010 and September 30, 2010.  Our Board of Directors concurred with LL Bradford.

The primary accounting mistakes relate to the following:

1.

Goodwill Related to the Human BioSource (“HBS”) Merger in 2009.  The company accounted for the reverse merger as a purchase by allocating the purchase price to the net assets of HBS which resulted in $2,131,647 of goodwill.  However, the Company should have accounted for the merger as a recapitalization due to the nominal assets and operations of HBS.  Under recapitalization accounting the equity of the acquiring enterprise (San West) should be presented as the equity of the combined enterprise and the capital stock account of the acquiring enterprise (San West) is adjusted to reflect the par value of the outstanding stock of the legal acquirer (HBS) after giving effect to the number of shares issued in the business combination.  Shares retained by the legal acquirer (HBS) are reflected as an issuance as of the reverse merger date (June 5, 2009) for the historical amount of the net assets of the acquired entity.  During 2009, the Company impaired the full amount of goodwill resulting in an increase to our net loss of $2,131,647.  Adjusting this transaction as stated above will result in an approximate decrease to our net loss of $2,131,647.

2.

4,087,270 Cancelled Shares.  On June 22, 2010, 4,087,270 shares of common stock originally issued as a result of our merger with HBS were returned to the company and canceled.  As a result, the Company recorded other income equal to the amount originally expensed as a result of the initial issuance, or $122,618.  Pursuant to ASC 505-30-30-7, the cost of treasury shares shall be reflected in capital.  Since the stock has no par value and the cancellation did not require any cash outlays by the Company, no value should have been assigned to these shares and the cancellation should only affect the calculation of weighted average shares outstanding used in the calculation of earnings per share on our statement of operations.  Thus, we inadvertently recorded other income of $122,618 when we should not have recorded any monetary financial statement impact for this cancellation.  Our adjustment of this item will result in an increase to our net loss by $122,618.

3.

2,093,145 Issued Shares.  On June 25, 2010, Dutchess received 2,093,145 shares in conjunction with the Investment Agreement (also known as the Equity line of Credit) as described in our S-1, page 3, filed on April 28, 2010 as follows:

“In addition to the shares to be issued pursuant to the Equity Line of Credit, we have agreed to issue to Dutchess $400,000 worth of our common stock, or 2,093,145 shares as a Commitment Fee.  The amount of shares issued was determined by dividing the amount of the Commitment Fee by the lowest closing Best Bid price of our common stock for the 10 Trading Days immediately preceding December 18, 2009, the date of the Investment Agreement.  Such shares are covered by the Registration Rights Agreement executed in connection with the Investment Agreement, and are included in the registration statement with respect to this prospectus.”

The 2,093,145 share commitment fee was issued as an inducement to enter the Equity Line of Credit and is customary for this type of transaction.  The terms of the Commitment Fee from the Investment Agreement dated December 18, 2009 is as follows:

(R) COMMITMENT FEE.  The Issuer agrees to issue to the Investor four hundred thousand dollars ($400,000) worth of common stock as a Commitment Fee.  The Commitment Fee shall be paid upon execution of this Agreement.  The amount of shares issued will be determined by dividing the amount of the Commitment Fee by the lowest closing Best Bid price of the Issuer's Common Stock for the ten Trading Days immediately preceding the date of this Agreement. Such Common Stock shall be subject to the same Registration Rights as the Commitment Amount, excluding the current registration statement on file, file number 333-156706.

The ability of the Company to put shares to the company and receive financing was contingent on the S-1 being declared effective.  Without an effective S-1, the Company would not have been able to put any Put Shares to Dutchess.  Without an effective S-1, the Company would not have issued the Commitment Fee shares.  The S-1 was declared effective on June 21, 2010.  The shares were issued on June 25, 2010.  It appears that we may have overstated stock compensation expense related to this issuance as follows:

Commitment amount (12/18/09)

$400,000

Commitment shares due (12/18/09)

2,093,145

Price per share

$0.191

Commitment amount (12/18/09)

$400,000

Commitment shares issued (6/25/09)

2,093,145

Commitment shares issuable based on commitment amount

11,111,111 ($400,000 / $0.036)

Price per share (S-1 EFFECT date 6/21/10)

$0.036

Commitment share value on effective date

$75,353 (2,093,145 x $0.036)

Overstated stock compensation expense

$324,647 ($400,000 - $75,353)

Dutchess does not intend to seek 9,017,966 (11,111,111 – 2,093,145) additional shares to reach the commitment amount of $400,000.  As a result, this adjustment to our second quarter 2010 will result in a decrease to our net loss by approximately $324,647.

4.

Unrecorded Beneficial Conversion Feature.  Upon review of our financial statements for the three months ended September 30, 2010, we discovered unrecorded expense associated with a beneficial conversion feature contained in one of our outstanding notes that totals $64,937 and is the result of two debt modifications to the Seacoast debt described under item #1 to NOTE H – NOTES PAYABLE on our Form 10-Q for the three and nine months ended September, 30, 2010 filed with the SEC on November 12, 2010.  As a result, this adjustment to our third quarter 2010 will result in an increase to our net loss by approximately $64,937.

The net effect on our net income and statement of operations for the quarter ended June 30, 2010 is a credit or decrease to our net loss of $202,029 (Net of items No. 2 and No. 3 above).  Net income for the three and six months ended June 30, 2010 was reported as $426,240 and $1,378,644, respectively, of which the proposed adjustment of $202,029 represents a positive adjustment of 47% and 15%, respectively.

The reported net loss for the nine months ended September 30, 2010 was $1,667,929.  A net credit of $137,092 (combining adjustments No 2 through 4 above) represents a positive adjustment of 8% to our results of operations for the nine months ended September 30, 2010.

Since the proposed Q2 and Q3 adjustments above would have a positive impact on the reported statement of operations, and do not effect assets or liabilities, only equity, we do not intend to amend our quarterly Form 10-Q filings for the three and six months ended June 30, 2010 or the three and nine months ended September 30, 2010.  We intend to make the above adjustments (Item No 2 – 4 above) in our fourth quarter of 2010 and for the year then ended.  We will adjust our 2009 financial statements for Item No. 1 above in our 2010 Form 10-K.

As a result of the foregoing, the board concluded, that the Company’s unaudited interim financial statements for the year ended December 31, 2009 and quarterly periods ended June 30, 2010 and September 30, 2010, as well as its audited financial statements for the, and related Form(s) 10-K and 10-Q should no longer be relied on.

We anticipate filing restated 2009 financial statements and footnotes in conjunction with Form 10-K for our fiscal year ended December 31, 2010 to reflect these adjustments by our filing deadline on March 31, 2011.

The Company’s independent auditors, L.L. Bradford & Company, LLC are still auditing and reviewing the Company’s 2010 annual financial statements.  As such, management cannot currently provide any assurance that further analysis will not reveal additional errors which impact the Company’s previously issued financial statements.

Forward-Looking Statements

Forward-looking statements in this 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors.  These statements are just predictions reflecting management’s current judgment and involve risks and uncertainties, such that actual results may differ significantly.  These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission, along with other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal 2009 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.  The Company disclaims any obligation to update any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K

16.1  Letter from L.L. Bradford & Company, LLC to the Securities and Exchange Commission dated January 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN WEST, INC.

Date: January 31, 2011	By:	/s/ Frank Drechsler
Frank Drechsler, CEO